UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022 (July 27, 2022)

NEXSTAR MEDIA GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 700
Irving, Texas		75062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 373-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 28, 2022, Nexstar Media Group, Inc. (“Nexstar” or the “Company”) issued a press release announcing that its board of directors (the “Board of Directors”) approved a new share repurchase program authorizing the Company to repurchase up to $1.5 billion of its common stock. The new $1.5 billion share repurchase authorization is in addition to Nexstar’s existing share repurchase program announced in January 2021, of which $415.1 million remained outstanding as of May 9, 2022. Nexstar’s Board of Directors also voted to recommend that stockholders approve an amendment to its corporate charter to declassify the Board of Directors. The proposed charter amendment is subject to stockholder approval at the Company’s next Annual Meeting of Stockholders, which will be held in 2023.

Information regarding the proposed amendment to the Company’s corporate charter to declassify the Company's Board of Directors, including the participants in the solicitation of proxies and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy materials to be filed with the Securities and Exchange Commission (“SEC”). Investors and stockholders should read the proxy statement when it is available because it contains important information. The proxy statement will be mailed to stockholders of record, and stockholders will also be able to access the proxy statement, and any other relevant documents, on the SEC’s website at www.sec.gov once filed.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included under this Item 7.01 and in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01 Other Events.

On July 28, 2022, Nexstar issued a press release, a copy of which is attached hereto as Exhibit No. 99.1 and incorporated by reference herein, announcing that its Board of Directors has declared a quarterly cash dividend of $0.90 per share on its outstanding common stock. The dividend is payable on August 25, 2022 to stockholders of record on August 11, 2022.

This Current Report on Form 8-K, including Exhibit 99.1 attached hereto, includes forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the Company’s Annual Report for the year ended December 31, 2021 and the Company’s subsequent public filings with the SEC.

This Current Report is for informational purposes only and does not constitute an offer of any securities for sale.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on July 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

Date:	July 28, 2022	By:	/s/ Lee Ann Gliha
		Name:	Lee Ann Gliha

Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT 99.1

NEXSTAR MEDIA GROUP DECLARES QUARTERLY CASH DIVIDEND,

ANNOUNCES NEW $1.5 BILLION SHARE REPURCHASE AUTHORIZATION AND

PLAN TO DECLASSIFY BOARD OF DIRECTORS

IRVING, Texas (July 28, 2022) – Nexstar Media Group, Inc. (NASDAQ: NXST) announced today that its Board of Directors declared a quarterly cash dividend of $0.90 per share of its common stock. The dividend is payable on Thursday, August 25, 2022, to shareholders of record on Thursday, August 11, 2022. In addition, The Board of Directors approved a new share repurchase program authorizing the Company to repurchase up to $1.5 billion of its common stock. The new share repurchase authorization is in addition to Nexstar’s existing share repurchase program announced in January 2021, of which $415.1 million remained as of May 9, 2022.

Nexstar’s Board of Directors also voted to recommend that shareholders approve an amendment to its corporate charter to declassify the Board of Directors. The proposed charter amendment is subject to shareholder approval at the Company’s next Annual Meeting of Shareholders, which will be held in 2023.

Perry A. Sook, Chairman and Chief Executive Officer of Nexstar Media Group, Inc. commented, “Growing shareholder returns and strengthening Nexstar’s corporate governance practices are essential to executing on our commitment to enhancing shareholder value, and the $1.5 billion increase in our share repurchase program and proposed plan to declassify the Board are the latest shareholder friendly actions the Board has taken to deliver on that promise. We remain confident in the Company’s financial position and growth opportunities and look forward to reporting our second quarter results on August 4th.”

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

The share repurchase authorization will be executed at the Board’s discretion and any share repurchases are subject to regulatory limitations.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content, including 283,000 hours of original video content each year. Nexstar owns America’s largest local broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 212 million people. Nexstar’s television assets also include NewsNation, America’s fastest-growing national news and entertainment cable network reaching 75 million television homes, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including The Hill and BestReviews, are collectively a Top 10 U.S. digital news and information property. In addition to delivering exceptional content and service to our communities, Nexstar provides premium multiplatform advertising opportunities at scale for businesses and brands seeking to leverage the strong consumer engagement of our compelling content offering. For more information, please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:

Lee Ann Gliha

Executive Vice President and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

972/373-8800

gweitman@nexstar.tv

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